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                              PROXY INFORMATION


Shareholders of certain AIM funds have been mailed a proxy statement asking for approval for some or all of the following proposals: (1) to make investment restriction language consistent across all AIM funds; (2) to modernize policy restrictions language and update language to reflect changes in the law; (3) to change fund policy language from fundamental to nonfundamental; (4) to increase the flexibility of the fund; (5) to reorganize certain groups of funds from a Maryland corporation to a Delaware business trust organization; (6) to approve a new advisory agreement; and, (7) to combine certain funds and transfer assets and liabilities. The proxy statement for each AIM fund contains disclosure information about the proposals for which votes are being solicited.

Please select one of the funds from the menu below to read answers to common questions regarding your fund's proxy vote, to view Prospectuses and to access the Annual Reports.

                         [DROP-DOWN MENU SELECTION BOX]

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WAYS TO VOTE

You may cast your vote by any of the following methods.

BY INTERNET

[COMPUTER GRAPHIC]  ONLINE PROXY VOTING.
                    https://www.proxycard.com/aim2000 to vote with respect to the May 3, 2000 Shareholder Meeting for which certain proposals of some funds have been adjourned to May 31, 2000.

                    https://www.proxycard.com/aim2 to vote with respect to the May 31, 2000 Shareholder Meeting.

                    Enter the 12-digit control number listed on the proxy card you received in the mail, then follow the instructions on the website.

BY MAIL

[MAILBOX GRAPHIC]   Complete and sign the proxy card and return it in the
                    postage-paid envelope provided in the shareholder mailing.

BY TELEPHONE

[TELEPHONE GRAPHIC] Call the appropriate toll free number (determined by the
                    Shareholder meeting date indicated on your proxy statement).

                        --------------------------------
                        MEETING DATE    TOLL FREE NUMBER
                        --------------------------------
                        May 3, 2000      1-800-605-9205
                        --------------------------------
                        May 31, 2000     1-800-616-6758
                        --------------------------------

                    Enter the 12-digit control number listed on the proxy card, then follow the recorded instructions.